Exhibit 10.2

SECOND AMENDMENT TO LEASE AND SUBLEASE
This Second Amendment to Lease and Sublease (“Second Amendment”) effective June 1, 2018 (“Effective Date”) is made by and between CARGILL, INCORPORATED, a Delaware corporation, with principal offices and place of business at 15407 McGinty Road West, Wayzata, MN 55391 (“Landlord”) and THE ANDERSONS, INC., an Ohio corporation with principal offices and place of business at 1947 Briarfield Blvd., PO Box 119, Maumee, OH 43537 (“Tenant”).
RECITALS:
WHEREAS, Landlord and Tenant are parties to a Lease and Sublease dated June 1, 2008, as amended June 1, 2013 (“Lease”).
WHEREAS, Landlord and Tenant wish to extend the term of the Lease and modify certain terms and conditions of the Lease as expressly set forth in this Second Amendment.
WITNESSETH:
NOW, THEREFORE, in consideration of the mutual covenants set forth below, Landlord and Tenant agree as follows:

1.	TERM: The Expiration Date set forth in Section 2 of the Lease is hereby amended to be May 31, 2023.

2.	RENT: Section 3(a) is deleted in its entirety and replaced with the following:
“(a)    Tenant agrees to pay to Landlord as and for rent for the Facilities the sum of NINE HUNDRED THOUSAND and NO/100 DOLLARS ($900,000.00) per annum which sum shall be payable on a semi-annual basis and which shall be due upon the first day of the term hereof and thereafter upon the first day of each semi-annual period of the term of this Lease. Said rent shall be payable in cash or by wire transfer at Landlord’s address given hereinbelow or at such other place as Landlord may, from time to time, designate in writing. In the event Tenant shall fail to pay Landlord any part of the aforesaid rental or any other sum required herein to be paid to Landlord, within five (5) days of the due date thereof, Tenant shall pay to Landlord a delinquent payment charge from the expiration of such five

Exhibit 10.2

(5) day period until the rental or other required sums are fully paid at the rate of 18% per annum or at the highest lawful contract rate allowed by the State of Ohio, whichever is lower.”
This Second Amendment modifies the Lease to the extent stated herein only. In any case of inconsistency between the Lease and this Second Amendment, this Second Amendment shall control. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Lease and all other provisions and covenants of the Lease shall remain in full force and effect.
The Lease, the First Amendment and this Second Amendment represent the entire agreement of the parties as to the subject matter hereof and neither party has made or relied upon any representations, warranties, promises, covenants or undertakings with respect to such subject matter other than those expressly set forth herein.

Exhibit 10.2

IN WITNESS WHEREOF, the parties have executed this Second Amendment effective on the day and year first above written.
CARGILL, INCORPORATED
By: /s/ Brad Hibbs
Name: Brad Hibbs
Title:     Agricultural Supply Chain North America

THE ANDERSONS, INC.
By: /s/ Corey Jorgenson
Name: Corey Jorgenson
Title: President, Grain Group

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